UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 12, 2025, Mersana Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Day One Biopharmaceuticals, Inc., a Delaware corporation (“Parent”), and Emerald Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Company Shares”) of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), for (i) $25.00 net per Company Share, payable in cash, without interest (such amount, or any different amount per share paid pursuant to the Offer, the “Upfront Consideration”), plus (ii) one contingent value right per Company Share (each, a “CVR”), which represents the right to receive milestone payments of up to an aggregate of $30.25 per share in cash upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) mutually agreeable to Parent and the Company (the Upfront Consideration plus one CVR, together, the “Offer Price”). The Offer will remain open for 20 business days, subject to extension under certain circumstances.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company as provided in the Merger Agreement, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Company Share (other than (i) Company Shares owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any of their respective subsidiaries or (ii) Company Shares that are held by stockholders who are entitled to, and properly demand, appraisal for such Company Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price from Merger Sub (the “Merger Consideration”) without interest, subject to any applicable withholding tax. The closing of the Merger is expected to occur by the end of January 2026, subject to the satisfaction of customary closing conditions.

The obligations of Parent and Merger Sub to consummate the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that there have been validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Company Shares that, considered together with the number of Company Shares, if any, then owned beneficially by Parent and its subsidiaries, would represent one more Company Share than 50% of the total number of Company Shares outstanding at the time of expiration of the Offer (the “Minimum Condition”). The Minimum Condition may not be waived by Parent and Merger Sub without the prior written consent of the Company. In addition, the obligation of Merger Sub to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Company with its covenants under the Merger Agreement and the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the receipt of all approvals and clearances required thereunder and other customary closing conditions. Consummation of the Offer is not subject to a financing condition.

Each party to the Merger Agreement has agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Offer and the Merger as promptly as practicable and in any event within 20 business days after the date of the Merger Agreement, and to use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and in any event not later than May 12, 2026.

The Merger Agreement provides for the following treatment of the Company’s stock options and restricted stock unit awards:

•	Effective immediately prior to the Effective Time, each option to purchase shares of Company Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time and has an exercise price that is less than the Upfront Consideration (a “Cash-Out Option”), shall become fully vested and shall automatically be cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, (i) the Merger Consideration minus (ii) the exercise price payable per share of Company Common Stock underlying such Cash-Out Option, subject to the terms and conditions specified in the Merger Agreement;

•	Effective as of 10 business days prior to the closing of the Merger, or such other date occurring prior to the closing of the Merger as may be determined by the board of directors of the Company (the “Company Board”) in its discretion (the “Acceleration Date”), each option to purchase Company Shares then outstanding and unexercised that has an exercise price that is equal to or greater than the Upfront Consideration (an “Out-of-the-Money Option”), shall become fully vested and exercisable up to and through the closing of regular trading on the Nasdaq Stock Market on the fifth business day following the Acceleration Date (the “Last Exercise Date”) in accordance with the terms and conditions of such Out-of-the-Money Option, and if not exercised on or prior to the closing of regular trading on the Last Exercise Date, such Out-of-the-Money Option shall be cancelled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange for such Out-of-the-Money Option; and

•	As of immediately prior to the Effective Time, each Company restricted stock unit award that is then outstanding (whether vested or unvested) shall automatically be cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such restricted stock unit award immediately prior to the Effective Time.

The Company has agreed to take such actions with respect to the Company’s 2017 Employee Stock Purchase Plan (the “Company ESPP”) that are necessary to provide that (i) with respect to each offering period that is in effect as of the date of the Merger Agreement (each a “Current ESPP Offering Period”), no employee who is not a participant in the Company ESPP as of such date may become a participant in the Company ESPP and no participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the Merger Agreement for such Current ESPP Offering Period, (ii) no additional offering period will commence under the Company ESPP after the date of the Merger Agreement, (iii)  subject to the consummation of the Merger, the Company ESPP will terminate, effective immediately prior to the Effective Time and (iv) if any Current ESPP Offering Period will still be in effect as of immediately prior to the Effective Time, then each outstanding option granted pursuant to the Company ESPP will be terminated immediately prior to the Effective Time and the balances in the accounts of participants in the Company ESPP shall be returned to them.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed, until the earlier of the termination of the Merger Agreement or the Effective Time, to, among other things, use commercially reasonable efforts to conduct its operations in all material respects according to its ordinary course of business.

The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, knowingly encourage or facilitate or participate in any discussions or negotiations with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company Board to the Company’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of either party to terminate for failure to consummate the Offer on or before May 12, 2026. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $5.6 million (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer). The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously: (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and fair to, and in the best interests of the Company and its stockholders; (ii) agreed that the Merger shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by the Company of Merger Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement and approved the CVR Agreement and the transactions contemplated thereby; and (vi) resolved to recommend that the stockholders of the Company accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Merger Sub and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tender and Support Agreements

On November 12, 2025, in connection with the execution and delivery of the Merger Agreement, the Company’s current directors and executive officers, Bain Capital Life Sciences Fund II, L.P., BCIP Life Sciences Associates, LP and BCLS II Investco, LP (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with Parent and Merger Sub, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of the Company Shares held by such Support Stockholder in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to, if applicable, vote all of such Support Stockholder’s Company Shares in favor of the Merger, and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Company Shares. The Support Stockholders own approximately 8.5% of the outstanding Company Shares as of November 10, 2025. The Tender and Support Agreements will terminate upon the earliest of (i) the date and time upon which the Merger Agreement is validly terminated in accordance with its terms, and (ii) the date and time upon which the Merger becomes effective.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in all respects by reference to the full text of the form of Tender and Support Agreement, which is attached as Exhibit 2.2 hereto and is incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the time at which Merger Sub irrevocably accepts for purchase all Company Shares validly tendered (and not validly withdrawn) pursuant to the Offer, Parent and the Rights Agent will enter into the CVR Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub or Company or any of their affiliates.

Each CVR represents a right to receive the following cash payments, without interest and subject to reduction for any applicable tax withholding (the “Milestone Payments”) if the following milestones (the “Milestones”) are achieved:

•	$1.00 per CVR, payable upon the U.S. Food and Drug Administration (the “FDA”) granting “breakthrough therapy” designation in the United States for emiltatug ledadotin (XMT-1660) (“Emi-Le”) on or before December 31, 2027;

•	$1.25 per CVR, payable upon receipt by Parent or any of its affiliates (including the surviving corporation) of the $8.0 million milestone payment payable upon achievement of a specified development milestone set forth in that certain Research Collaboration and License Agreement, dated as of February 2, 2022, by and between the Company and Janssen Biotech, Inc., on or before December 31, 2026;

•	$4.00 per CVR, payable upon occurrence of the first dosing of the first participant in a Registrational Clinical Trial (as defined in the CVR Agreement) of Emi-Le for adenoid cystic carcinoma type 1 (“ACC-1”) on or before December 31, 2027;

•	$9.00 per CVR, payable upon the occurrence of Regulatory Approval (as defined in the CVR Agreement) by the FDA for Emi-Le indicated for use in ACC-1 on or before December 31, 2030;

•	$2.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales (as defined in the CVR Agreement) of Emi-Le in any calendar year ending on or before December 31, 2032 is equal to or exceeds $100.0 million;

•	$4.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales of Emi-Le in any calendar year ending on or before December 31, 2035 is equal to or exceeds $200.0 million;

•	$6.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales of Emi-Le in any calendar year ending on or before December 31, 2037 is equal to or exceeds $300.0 million;

•	$2.00 per CVR, payable upon the occurrence of the First Commercial Sale (as defined in the CVR Agreement) of Emi-Le in the first to occur of France, Germany, Italy, Spain or the United Kingdom (the “European First Sale Milestone”) on or before December 31, 2030 (the “European First Sale Milestone End Date”); provided, however, that the European First Sale Milestone will be deemed to have occurred if, at any time on or before the European First Sale Milestone End Date, cumulative Net Sales of Emi-Le in the European Union and the United Kingdom is equal to or exceeds $10.0 million; and

•	$1.00 per CVR, payable upon the First Commercial Sale of Emi-Le in Japan on or before December 31, 2030.

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in all respects by reference to the full text of the form of the CVR Agreement, a copy of which is attached as Exhibit 2.3 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

Press Release

On November 13, 2025, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

*****

Important Information for Investors and Stockholders and Where to Find It

The Offer referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the Offer materials that Parent and Merger Sub will file with the SEC. The solicitation and offer to buy outstanding shares of Company Common Stock will only be made pursuant to the Offer materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file Offer materials on Schedule TO and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND PROPOSED MERGER THAT THE COMPANY’S STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Schedule TO, including the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents and the Solicitation/Recommendation Statement on Schedule 14d-9, will be made available to all of the Company’s stockholders at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies of the Offer materials filed by the Company may be obtained for free at the Company’s website at https://www.mersana.com/ or by contacting the Company Secretary at legal@mersana.com. Additional copies of the Offer materials filed by Parent and Merger Sub may be obtained for free under the “SEC Filings” section of Parent’s website at https://ir.dayonebio.com/financials-and-filings/sec-filings. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents and the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Parent each file annual, quarterly and current reports and other information with the SEC, which are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the proposed transactions between Parent and the Company, including the Offer and Merger, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions and the terms of the Merger Agreement and CVR Agreement, compensation and benefits to be provided to Continuing Employees, future opportunities for the combined company and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of Company Common Stock; the possibility that various closing conditions of the Offer or the Merger may not be satisfied or waived; uncertainty regarding how many of the Company’s stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and the transactions; uncertainty as to the ultimate transaction costs; the possibility that the Milestone Payments related to the CVR will never be achieved and that no Milestone Payments may be made; the effect of the announcement or pendency of the proposed transactions on the Company’s trading price, business, operating results and relationships with collaborators, vendors, competitors and others; risks that the proposed transactions or transaction-related uncertainty may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation or legal proceedings in connection with the proposed transactions may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the proposed transactions; the outcome of any stockholder litigation or legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transactions; changes in the Company’s businesses during the period between announcement and closing of the proposed transactions; risks and uncertainties associated with development and regulatory approval of product candidates; risks associated with conducting clinical trials; the Company’s ability to finance continued operations; the Company’s competitive position; uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies; and other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the SEC on August 13, 2025, as well as in other filings the Company may make with the SEC in the future and in the Schedule TO and related Offer documents to be filed by Parent. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake and expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of November 12, 2025, by and among the Company, Parent and Merger Sub.

2.2	Form of Tender and Support Agreement.

2.3	Form of Contingent Value Rights Agreement.

99.1	Press Release, dated November 13, 2025, issued by the Company.

104	Cover Page Interactive Data File (embedded within XBRL document)

* Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule, exhibit or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: November 13, 2025	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer